Exhibit 4.6

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) dated as of January 12, 2011, among Intelsat (Gibraltar) Limited, a company incorporated under the laws of Gibraltar, Intelsat (Luxembourg) Finance Company S.à r.l., a société à responsibilité limitée organized under the laws of Luxembourg, Intelsat Operations S.A. and Intelsat Phoenix Holdings S.A., each a société anonyme organized under the laws of Luxembourg, and each of the entities listed on Schedules I and II hereto (collectively, the “New Guarantors”), each of such New Guarantors being a subsidiary INTELSAT JACKSON HOLDINGS S.A. (f/k/a Intelsat Jackson Holdings, Ltd.) (or its successor), a société anonyme existing under the laws of Luxembourg (the “Issuer”), the Issuer and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of September 30, 2010, providing for the issuance of the Issuer’s 7 1/4% Senior Notes due 2020 (the “Notes”), initially in the aggregate principal amount of $1,000,000,000;

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Guarantors shall unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS the New Guarantors desire to execute and deliver to the Trustee this First Supplemental Indenture pursuant to which each of the New Guarantors shall unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS the Indenture provides that in connection with this First Supplemental Indenture, the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, and such Officers’ Certificate and Opinion of Counsel have been delivered to the Trustee on the date hereof; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this First Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this First Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term “Holders” in this First Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. Each of the New Guarantors hereby agrees, jointly and severally with all existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes applying to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 11.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND FOR THE AVOIDANCE OF DOUBT, THE APPLICABILITY OF ARTICLE 86 TO 94-8 OF THE LUXEMBOURG LAW DATED 10 AUGUST 1915 ON COMMERCIAL COMPANIES AS AMENDED SHALL BE EXCLUDED.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

EXECUTED as a deed by
INTELSAT (GIBRALTAR) LIMITED acting by:

/s/ Louis B. Triay
Name: Louis B. Triay
Title: Director

/s/ Tristan Cano
Name: Tristan Cano
Title: Director

INTELSAT (LUXEMBOURG) FINANCE COMPANY S.À R.L.

By:	/s/ Simon Van de Weg
Name: Simon Van de Weg
Title: Manager

INTELSAT OPERATIONS S.A.

By:	/s/ Simon Van de Weg
Name: Simon Van de Weg
Title: Director and Secretary

INTELSAT PHOENIX HOLDINGS S.A.

By:	/s/ Simon Van de Weg
Name: Simon Van de Weg
Title: Director and Secretary

EACH OF THE ENTITIES LISTED ON SCHEDULE I HERETO

By:	/s/ Patricia Casey
Name: Patricia Casey
Title: Director or Manager

EACH OF THE ENTITIES LISTED ON SCHEDULE II HERETO

By:	/s/ Phillip Spector
Name: Phillip Spector
Title: Director

INTELSAT JACKSON HOLDINGS S.A.

By:	/s/ Simon Van de Weg
Name: Simon Van de Weg
Title: Director and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

Schedule I

New Guarantors

No.	Entity	Jurisdiction of Incorporation/Formation

1.	AccessPAS, Inc.	Delaware

2.	Galaxy 3C Holding Company, Inc.	Delaware

3.	Galaxy 11 Holding Company, Inc.	Delaware

4.	Galaxy 12 Holding Company, Inc.	Delaware

5.	Galaxy 13 Holding Company, Inc.	Delaware

6.	Galaxy 14 Holding Company, Inc.	Delaware

7.	Galaxy 15 Holding Company, Inc.	Delaware

8.	Galaxy 16 Holding Company, Inc.	Delaware

9.	Galaxy 17 Holding Company, Inc.	Delaware

10.	Galaxy 18 Holding Company, Inc.	Delaware

11.	Intelsat Asia Carrier Services, Inc.	Delaware

12.	Intelsat Corporation	Delaware

13.	Intelsat Global Service LLC	Delaware

14.	Intelsat International Employment, Inc.	Delaware

15.	Intelsat International Systems LLC	Delaware

16.	Intelsat Service and Equipment Corporation	Delaware

17.	Intelsat USA License LLC	Delaware

No.	Entity	Jurisdiction of Incorporation/Formation

18.	Intelsat USA Sales LLC	Delaware

19.	IS 11 Holding Company, Inc.	Delaware

20.	IS 14 Holding Company, Inc.	Delaware

21.	PanAmSat Capital Corporation	Delaware

22.	PanAmSat Communications Japan, Inc.	California

23.	PanAmSat Europe Corporation	Delaware

24.	PanAmSat India Marketing, L.L.C.	Delaware

25.	PanAmSat India, Inc.	Delaware

26.	PanAmSat International Holdings, LLC	Delaware

27.	PanAmSat International Sales, Inc.	Delaware

28.	PanAmSat International Systems Marketing, L.L.C.	Delaware

29.	PanAmSat Services, Inc.	Delaware

30.	PAS 1R Holding Company, Inc.	Delaware

31.	PAS 5 Holding Company, Inc.	Delaware

32.	PAS 7 Holding Company, Inc.	Delaware

33.	PAS 8 Holding Company, Inc.	Delaware

34.	PAS 9 Holding Company, Inc.	Delaware

35.	PAS 10 Holding Company, Inc.	Delaware

No.	Entity	Jurisdiction of Incorporation/Formation

36.	PAS International LLC	Delaware

37.	Southern Satellite Corp.	Connecticut

38.	Southern Satellite Licensee Corporation	Delaware

39.	USHI, LLC	Delaware

Schedule II

New Guarantors

No.	Entity	Jurisdiction of Formation or Existence

1.	Intelsat Holdings LLC	Delaware

2.	Intelsat License Holdings LLC	Delaware

3.	Intelsat License LLC	Delaware

4.	Intelsat Satellite LLC	Delaware

5.	Intelsat Intermediate Holding Company S.A.	Luxembourg